Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed
Securities Inc., Bear Stearns Asset Backed Securities Trust 2004-1, Asset-Backed Certificates, Series
2004-1as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class

A-1
Citibank
10,000,000
6%
3800 Citibank Center B3-15
Tampa, FL 33610
Mellon Trust
148,216,000
94%
525 William Penn Place
Suite 3418
Pittsburg, PA 15259

A-2
JP Morgan Chase Bank NA
23,261,000
75%
14201 Dallas Parkway
Dallas, TX 75254
SSB&T Co.
6,000,000
19%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

A-10
Mellon Trust
17,837,000
78%
525 William Penn Place, Suite 3418
Pittsburg, PA 15259
SSB&T Co.
4,200,000
18%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

B-1
Bear Stearns
2,826,000
100%
One Metrotech Center North, Fourth Floor
Brooklyn, NY 11201-3862

B-2
Bear Stearns
2,313,000
100%
One Metrotech Center North, Fourth Floor
Brooklyn, NY 11201-3862

M-1
Bank of New York/Suntrust
9,000,000
51%
One Wall Street
New York, NY 10286
JP Morgan Chase Bank NA
8,699,000
49%
14201 Dallas Parkway
Dallas, TX 75254

M-2
JP Morgan Chase Bank NA
11,990,000
100%
14201 Dallas Parkway
Dallas, TX 75254

M-3
Merrill Lynch
4,567,000
100%
101 Hudson Street, Ninth Floor
Jersey City, NY 07302

R-1
Bear Stearns Securities Corp.
50
100%
245 Park Avenue
New York, NY 10167

R-2
Bear Stearns Securities Corp.
50
100%
245 Park Avenue
New York, NY 10167

R-3
Bear Stearns Securities Corp.
50
100%
245 Park Avenue
New York, NY 10167